EXHIBIT 23.2

                         CONSENT OF HAYS & COMPANY, LLP


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                          INDEPENDENT AUDITOR'S CONSENT



ICON Income Fund Ten, LLC


We consent to the use of our reports on (i) ICON Income Fund Ten, LLC, dated May 9, 2003 and February 3, 2004 and (ii) ICON Capital Corp. and Subsidiary dated May 6, 2003 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ Hays & Company LLP



April 19, 2004
New York, New York